MATTHEW 25 FUND, INC.
605 Cloverly Avenue
Jenkintown, PA 19046
1-215-884-4458
1-888-M25 FUND

NOTICE OF ANNUAL MEETING
TO BE HELD
October 12, 2000

Notice is hereby given that an Annual Meeting of Shareholders of the Matthew 25 Fund, Inc. will be held October 12, 2000, at 7:30 PM. This meetiing will be conducted at the offices of Boenning & Scattergood located at 4 Tower Bridge 200 Barr Harbor Drive, Suite #300 West Conshohocken, Pennsylvania 19428 for the following purposes:

1 - To elect six directors to serve until the next Annual Meeting or until their successors are elected and qualified.

2 - To ratify the appointment of Sanville & Company, Certified Public Accountants as the Fund's independent accountants for the fiscal year ending December 31, 2000.

3 - To consider and act upon a shareholder proposal that the Bylaws of the Matthew 25 Fund be amended to require a minimum investment of its Board of Directors.

4 - To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business August 31, 2000 as the record date for determination of the shareholders entitled to notice of and to vote at the meeting.

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON,
PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY.
PROMPT RETURN OF THE PROXY WILL BE APPRECIATED.


PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
October 12, 2000

Enclosed herewith is a Notice of Annual Meeting of Shareholders of the Matthew 25 Fund (the "Fund") and a Proxy form solicited by the Board of Directors of the Fund. The Proxy may be revoked at any time before it is exercised either by mailing a written notice to the Fund, submitting a Proxy dated later than the original Proxy, or by voting in person at the Annual Meeting. Any shareholder attending the Annual Meeting may vote at the Meeting whether or not he or she has previously filed the Proxy.

You are requested to insert your instructions on the enclosed Proxy and then sign, date, and return it. The cost of soliciting Proxies will be borne by the Fund.

There is only one class of capital stock of the Fund with equal voting rights. On August 31, 2000, the date of record, there were 389 shareholders and 2,489,861.331 shares outstanding. In all matters each share has one vote per share and fractional shares will have an equivalent fractional vote.

The Fund will furnish, without charge, a copy of the Annual Report (12/31/99) and / or Semiannual Report (6/30/00). The Semiannual Financial Statements were mailed to all Shareholders as of June 30, 2000. Requests should be made to the following address or phone number:

MATTHEW 25 FUND
605 CLOVERLY AVENUE
JENKINTOWN, PA 19046
1-888-M25-FUND

                             ELECTION OF DIRECTORS
There are six (6) nominees listed below who consent to serve as directors, if so elected, until the next Annual Meeting of Shareholders. The names, ages, prin-cipal occupations of the directors along with their shareholdings of Matthew 25 Fund are as follows:

Steven D. Buck Esq. is 40 years old. He is an attorney and a shareholder in the Law Firm of Stevens & Lee, located in Wayne, Pennsylvania. He has been a Director since July 8, 1996.

Dr. Philip J. Cinelli is 40 years old. He is a physician in family practice. His office is located in Bangor, Pennsylvania. He has been a Director since July 8, 1996.

Samuel B. Clement is 42 years old. He is a Stockbroker for Securities of America, located in Berwyn, Pennsylvania. Previously he worked for Legg Mason as a stockbroker. He has been a Director since July 8, 1996.

Linda Guendelsberger CPA is 40 years old. She is a CPA, with a Masters in Tax and is a Partner in the Accounting Firm of Fishbein & Co., located in Elkins Park, Pennsylvania. She has been a Director since July 8, 1996 and is currently Secretary of the fund.

Mark Mulholland is 40 years old. He is President of Matthew 25 Fund, Inc. and President of Matthew 25 Management Corp., the Investment Adviser. He is also a stockbroker with Boenning & Scattergood. Previously he was a stockbroker with Paine Webber. He has been a Director since July 8, 1996 and is currently the Chairman of the Board.

Scott A. Satell is 37 years old. He is an Officer and Director of BPI Ltd., lo-cated in Bala Cynwyd, Pennsylvania. He has been a Director since July 8, 1996.

Name                Fund Shares Owned as of 8/31/00         Percentage Ownership
Steven D. Buck *                 8,704.641                          0.35%
Philip J. Cinelli               10,317.703                          0.41%
Samuel B. Clement                2,445.459                          0.10%
Linda Guendelsberger             7,107.703                          0.29%
Mark Mulholland *              118,456.997                          4.76%
Scott A. Satell                  5,515.414                          0.22%

* Directors of the Fund who would be considered "interested persons" as defined by the Investment Company Act of 1940. Mark Mulholland is an interested person insofar as he is President and owner of the Fund's Investment Adviser. Mr. Buck is not an independent director as long as he or his law firm provides legal advice to the Fund for compensation. Fees paid to his firm in 1999 were $1,584.

Shareholders have one vote, per each share they own, for each of the six directors. All Proxies returned to the Fund, except those specifically marked to indicate abstention will be cast for the nominees listed above. A majority of the votes cast, when a quorum is present, will be required to elect each director.

                    REMUNERATION OF DIRECTORS AND OFFICERS
The Fund paid $2,000 in shares of the Matthew 25 Fund, to each of the directors, for fiscal year ending December 31, 1999. The Fund intends to pay $2,000 in shares of the Fund, to the directors for fiscal year 2000. Mark Mulholland receives benefit from the investment advisory fees payable to Matthew 25 Management Corp.; therefore, he does not receive director's fees. This practice will continue as long as his firm acts as the Investment Adviser.

                                   BROKERAGE
The Fund requires all brokers to effect transactions of portfolio securities in such a manner as to get prompt execution of the orders at the most favorable price. The Fund will place all orders for purchases and sales of its portfolio securities through the Fund's President who is answerable to the Fund's Board of Directors. In accordance with Rule 17e-1 of the Investment Company Act of 1940, if the Fund's President is also a registered representative of a New York Stock Exchange or NASDAQ Member Firm, he may place orders through his concern at as low commission rates as possible. These commissions should be competitive with rates available through any other national brokerage firm. The Directors will review each transaction, when a commission is generated at a brokerage firm, which is affiliated with the Fund's President or Adviser, to determine if the commission paid appears reasonable. In the event that the Board determines that any or all of the commissions paid are higher than what they determine as rea-sonable, then the Board will reduce the fees paid to the Adviser by an amount equal to the commissions deemed unreasonable. This review must be done at least quarterly. The Fund's President may select other brokers who in addition to meeting the primary requirements of execution and price, have furnished statis-tical or other factual information and services, which, in the opinion of management, are helpful or necessary to the Fund's normal operations. No effort will be made in any given circumstances to determine the value of these services or the amount they might have reduced the Adviser's expenses.

Other than as set forth above, the Fund has no fixed policy, formula, method or criteria which it uses in allocating brokerage business to brokers furnishing these materials and services. The Board of Directors will evaluate and review the reasonableness of brokerage commissions paid to brokers not affiliated with the President or Adviser at least semiannually.

                        ADMINISTRATOR AND UNDERWRITER
The Fund acts as its own Administrator and Underwriter.

                              INVESTMENT ADVISER
Matthew 25 Management Corp. is the Investment Adviser to the Fund. Its office is located at 605 Cloverly Avenue Jenkintown, Pennsylvania 19046.

                                  LITIGATION
As of the date of this Proxy, there was no pending or threatened litigation in-volving the Fund in any capacity whatsoever.

                  RATIFICATION OR REJECTION OF SELECTION OF AUDITORS
Your Board of Directors has selected, subject to shareholder approval, Sanville & Company, CPA's, to audit and certify financial statements of the Fund for the year 2000. In connection with the audit function, Sanville & Company will review the Fund's Annual Report to Shareholders and the Fund's filings with the Securities and Exchange Commission.

The Board of Directors has adopted procedures to pre-approve the types of professional services for which the Fund may retain such auditors. As part of the approval process, the Board of Directors considers whether the performance of each professional service is likely to affect the independence of Sanville
& Company. No partners of Sanville & Company have any direct or indirect financial interest in the Fund. During the fiscal year ended December 31, 1999, and up to the date of this Notice, Sanville & Company has not provided any non-auditing services to the Fund.

A representative of Sanville & Company will not be present at the meeting unless requested by a shareholder (either in writing or by telephone) in advance of the meeting. Such requests should be directed to the president of the Fund.

                             SHAREHOLDER PROPOSALS
Mr. Jack Kreischer, the Shareholder Signatory of kreischer, Miller & Co., 200 Gibraltar Road, Horsham, PA 19044-2378, has advised that he intends to present the following proposal at the 2000 Annual Meeting of Shareholders.

WHEREAS: Mr. Kreischer proposes that the bylaws of the Fund be amended to provide that to be elected, or re-elected, as a Director of the Matthew 25 Fund, Inc., a nominee shall be required to be a shareholder, or shareholder's authorized signatory, of at least $25,000.00 (twenty-five thousand dollars) worth of shares of the Fund in each of the twelve months preceding the date of election.

STATEMENT OF SHAREHOLDER: "My Objective is for Directors to have sufficient financial investment to demonstrate their confidence in the Fund as an investment, and to imply that their interests are consistent with those of the Shareholders."

BOARD OF DIRECTORS' RESPONSE TO THE SHAREHOLDER PROPOSAL: Even though the Directors agree with the spirit of this proposal, they do not believe that selecting an arbitrary number as a minimum investment of a Director in the Fund is appropriate. The Directors believe that a number of factors go into consideration for the selection of a Director, and excluding someone from consideration based solely on a failure to meet a minimum investment amount is not appropriate. The Directors also do not wish to require Directors to maintain a minimum interest in the Fund if personal circumstances would dictate otherwise. At the present time, all of the Directors exceed the $25,0000 threshold and, while the Board and management encourage Directors to own shares in the Fund, the Board does not feel it is appropriate to maintain a minimum investment requirement. The Board of Directors recommends that you vote against this proposal.

The Fund tentatively expects to hold its next annual meeting in October 2001. Shareholder proposals may be presented at that meeting provided they are received by the Fund not later then June 30, 2001 in accordance with Rule 14a-8 under the Securities & Exchange Act of 1934 which sets forth certain require-ments.

                                 OTHER MATTERS
The Board of Directors knows of no other matters to be presented at the meeting other than those mentioned above. Should other business come before the meeting, the proxies will be voted in accordance with the view of the Board of Directors.


PROXY - SOLICITED BY THE BOARD OF DIRECTORS
MATTHEW 25 FUND INC. ANNUAL MEETING OF SHAREHOLDERS
October 12, 2000

The Annual Meeting of the Matthew 25 Fund, Inc. will be held October 12, 2000, at 7:30 PM at the offices of Boenning & Scattergood located at 4 Tower Bridge 200 Barr Harbor Drive, Suite 300, West Conshohocken, Pennsylvania 19428. The undersigned hereby appoints Mark Mulholland as proxy to represent and to vote all shares of the undersigned at the Annual Meeting of Shareholders and all adjournments thereof, with all powers the undersigned would posses if personally present, upon the matters specified below.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED: IF NO DIRECTION IS INDICATED AS TO A PROPOSAL, THE PROXY SHALL VOTE FOR SUCH PROPOSAL. THE PROXY MAY VOTE AT HIS DISCRETION ON ANY MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors recommends that you vote FOR on item #1.

1. Election of Directors

        ____ FOR all nominees except as marked to the contrary below.

        ____ WITHHOLD AUTHORITY to vote for all nominees.

To withhold authority to vote for nominees, strike a line through their name(s)

       Steven D. Buck           Philip J. Cinelli              Samuel B. Clement

       Linda Guendelsberger     Mark Mulholland                Scott A. Satell

The Board of Directors recommends that you vote FOR on item #2.
2. Proposal to ratify the selection of Sanville & Company, by the Board of Directors as independent public accountants to audit certify financial statements of the Fund for the fiscal year ending December 31, 2000.


        ____ FOR         ____AGAINST         ____ABSTAIN

The Board of Directors recommends that you vote AGAINST on item #3.
3. Shareholder Proposal to amend the bylaws to require a Director to maintain a minimum investment in the Fund of at least $25,000.


        ____ FOR         ____AGAINST         ____ABSTAIN


Please mark, date, sign, & return the proxy promptly in the enclosed envelope. For joint registrations, both parties should sign.



(Account title & number of shares)




Dated ___________________, 2000

                                               ________________________________
                                                      Shareholder's Signature

                                                ________________________________
                                                      Shareholder's Signature